UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 27, 2016

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001- 36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5770 Armada Drive, Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 727-8399
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Senior Leadership Retention and Severance Plan

On January 27, 2016, the Compensation Committee of the Board of Directors of SeaSpine Holdings Corporation (the “Company”) adopted the Senior Leadership Retention and Severance Plan (the “Severance Plan”). The Severance Plan provides the Company’s named executive officers (other than Mr. Valentine, who is not an eligible participant) and the other members of the Company’s senior leadership team with certain severance benefits.

Under the Severance Plan, if a participant’s employment is terminated prior to a change in control or more than twelve months following a change in control by the Company without “cause” (and other than by reason of death or disability) or by the participant for “good reason” (each as defined in the Severance Plan), then the participant will be entitled to a lump sum payment equal to his or her annual base salary, less his or her accrued but unused paid time off.

Under the Severance Plan, if a participant’s employment is terminated within twelve months following a change in control by the Company without cause (and other than by reason of death or disability) or by the participant for good reason, then the participant will be entitled to the following payments and benefits:

•	A lump sum payment equal to two times his or her annual base salary, less his or her accrued but unused paid time off;

•
A lump sum payment equal to the estimated monthly premium cost of continuing health care coverage (including, without limitation, medical, dental and vision coverage) for the participant and his or her dependents who are covered immediately prior to the termination under the federal law known as COBRA for twenty-four months; and

•
Accelerated vesting of any equity awards that are outstanding immediately prior to such termination and that vest solely based on the passage of time. In addition, as applicable, each such award shall remain exercisable until the date that is twelve months after the date of termination (which, for these purposes, will be deemed to have occurred on the vesting date that would have occurred immediately following the termination, had such termination not occurred) (but in no event beyond the original expiration date of such award).

A participant’s right to receive the severance payments pursuant to the Severance Plan is contingent on his or her executing a general release of claims against the Company. In addition, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the participant than receiving the full amount of such payments.

A copy of the Severance Plan is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Exhibit Description
10.1	SeaSpine Holdings Corporation Senior Leadership Retention and Severance Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

By:	/s/ John J. Bostjancic
Name: John J. Bostjancic
Title: Chief Financial Officer
Date: February 2, 2016

Exhibit Index

Exhibit No.	Exhibit Description
10.1	SeaSpine Holdings Corporation Senior Leadership Retention and Severance Plan.